Filed Pursuant To Rule 433

Registration No 333-286293

October 13, 2025

Trip details meet at your pick-up spot on 123 main st Any pick-up notes? ABC 123 Oldsmobile intrique Driver Name 5.0 Top-rated driver Capture the crypto opportunity GRAYSCALE GDLC Grayscale CoinDesk Crypto 5 ETF GDLC, an exchange traded product, is not registered under the Investment Company Act of 1940, as amended ("40 Act") and therefore is not subject to the same regulations and protections as 40 Act registered ETFs and mutual funds. Investing involves risk, including possible loss of principal. GDLC is subject to a high degree of risk and volatility. cryptocurrency assets are not suitable for an investor that cannot afford the loss of the entire investment. An investment in GDLC is not a direct investment in cryptocurrencies. Grayscale Digital Large Cap Fund LLC ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent and Grayscale Investments Sponsors, LLC is the sponsor of GDLC. GDLC from Grayscale Learn More Ad Drop-off at 12:34 Trip details meet at your pick-up spot on 123 main st Capture the crypto opportunity GRAYSCALE GDLC Grayscale CoinDesk Crypto 5 ETF GDLC, an exchange traded product, is not registered under the Investment Company Act of 1940, as amended ("40 Act") and therefore is not subject to the same regulations and protections as 40 Act registered ETFs and mutual funds. Investing involves risk, including possible loss of principal. GDLC is subject to a high degree of risk and volatility. cryptocurrency assets are not suitable for an investor that cannot afford the loss of the entire investment. An investment in GDLC is not a direct investment in cryptocurrencies. Grayscale Digital Large Cap Fund LLC ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent and Grayscale Investments Sponsors, LLC is the sponsor of GDLC. One fund, five leaders exposure to the top 5 cryptocurrencies in one fund Learn more Ad

Grayscale CoinDesk Crypto 5 ETF ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by calling (833)903-2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.